Exhibit 10.4

LIMITED LIABILITY COMPANY AGREEMENT OF

GP CASH MANAGEMENT, LLC

Dated as of February 6, 2009

7.05	Record Date	10
7.06	Quorum	10
7.07	Manner of Acting	11
7.08	Proxies	11
7.09	Action by Members Without a Meeting	11

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

		Page
13.09	Severability	19
13.10	Successors and Assigns	19
13.11	Creditors	19
13.12	Counterparts	19
13.13	Entire Agreement	19

Exhibit A	–	Capitalization Table
Exhibit B	–	Member’s Assent

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF GP CASH MANAGEMENT, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) of GP Cash Management, LLC, a Delaware limited liability company (the “Company”), is entered into as of the 6th day of February, 2009, by and among those Persons whose names are set forth on the signature pages hereto, the Company and such other Persons as shall become Members hereof from time to time, pursuant to the provisions of the Act (as defined below) and this Agreement, on the following terms and conditions:

WITNESSETH:

WHEREAS, the Certificate of Formation for GP Cash Management, LLC was filed with the Delaware Secretary of State on February 6, 2009.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.01           Definitions. The following terms used in this Agreement shall have the following meanings:

“Act” means the Delaware Limited Liability Company Act, as may be supplemented, amended or restated from time to time.

“Affiliate” means, when used with reference to a specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls (alone or through an affiliated group), is controlled by, or is under common control with, such specified Person, (b) any Person that is an officer, director, manager, member, partner, or trustee of, or serves in a similar capacity with respect to, such specified Person (or an Affiliate of such Person) or of which such specified Person is an officer, director, member, manager, partner or trustee, or with respect to which such Person serves in a similar capacity or (c) any Person who is the spouse, child, grandchild, parent, grandparent, brother or sister of such specified Person.

“Agreement” has the meaning set forth in the introductory paragraph.

“Allocable Net Capital Appreciation”, with respect to a Determination Date, means, as to any Member, such Member’s allocable share of the Net Capital Appreciation for such Determination Date determined immediately prior to the end of business on such Determination Date.

“Allocable Net Capital Depreciation”, with respect to a Determination Date, means, as to any Member, such Member’s allocable share of the Net Capital Depreciation for such Determination Date determined immediately prior to the end of business on such Determination Date.

“Capital Account” as of any given date means the Capital Contribution to the Company by a Member as adjusted up to such date pursuant to Article VIII.

“Capital Contribution” means any contribution to the capital of the Company, which shall be made in cash by a Member whenever made.

“Certificate of Formation” means the Certificate of Formation of the Company, as filed with the Delaware Secretary of State, as amended from time to time.

“Class” means, as the context may require, the Classes authorized and designated pursuant to Section 2.06.

“Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

“Company” has the meaning set forth in the introductory paragraph.

“Company Net Asset Value” shall mean, as of any Determination Date, (1) the total assets of the Company including all cash and cash equivalents (each valued at fair market value), (2) less the total liabilities of the Company, excluding any accrued and unpaid Investment Fees, if any, determined by the Manager in its sole but reasonable discretion.

“Confidential Information” means (a) information or materials relating to the Company, that are not generally known to the public (including, but not limited to, products or services, pricing structures, accounting and business methods, business plans, inventions, devices, new developments, methods and processes, customers and clients and customer or client lists, copyrightable works and all technology, trade secrets and other proprietary information), (b) information or materials the disclosure of which the Manager in good faith believe is not in the best interests of the Company and (c) any other information or materials which the Company is required by law or agreement to keep confidential.

“Damages” means any loss, expense, damage or injury suffered or sustained by a Person, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs of litigation.

“Determination Date” means each business day, as applicable.

“Distributable Cash” means all cash, revenues and funds received by the Company, less the sum of the following to the extent paid or set aside by the Company: (a) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (b) all Investment Fees payable by the Company pursuant to Section 8.05; (c) all cash expenditures incurred in the normal operation of the Company’s business; and (d) such Reserves as the Manager deem reasonably necessary for the proper operation of the Company’s business.

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Fiscal Year” means the Company’s taxable year ending December 31 or such shorter period of time constituting the Company’s taxable year.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Grant Park” means Grant Park Futures Limited Partnership.

“Indemnified Party” has the meaning set forth in Section 5.06.

“Interest” or “Interests” refers to the interest of a Member or a Transferee in the Company. The total of all Interests owned, whether such Interests are of a single or multiple classes, shall represent such Member’s entire interest in the Company, including, the right to participate in the management of the business and affairs of the Company and to share in the Net Capital Appreciation and Net Capital Depreciation of the Company. The initial amount of Interests held by each Person admitted to the Company as a Member and by each Transferee shall be set forth on Exhibit A, as updated from time to time, but at least at the end of each Fiscal Year, in good faith by the Managers pursuant to this Agreement. The amount of a Member’s Interests will be stated in a dollar amount.

“Investment Fee” means the fees as specified in Schedule A of this Agreement, and payable to Dearborn Capital Management, LLC, as general partner of Grant Park and Manager of the Company.

“Manager” shall mean Dearborn Capital Management, LLC.

“Member” means each Person executing this Agreement as a Member, as well as each Person who may hereafter become a Member in accordance with the terms hereof and all Transferees who, subsequent to the date of this Agreement, become Members in accordance with the terms hereof and who have complied with Section 10.02 hereof. To the extent a Manager has purchased Interests in the Company, such Manager will have all the rights of a Member with respect to such Interests, and the term “Member” as used herein shall include a Manager to the extent such Manager has purchased such Interest in the Company.

“Net Capital Appreciation” means, for any Determination Date, the excess of the Company Net Asset Value at the close of business on such Determination Date, prior to deducting any capital withdrawals to be effected as of such date or other distributions being made with respect to such Determination Date, over the Company Net Asset Value as of the opening of business of such Determination Date, after adding any additional Capital Contributions made as of the beginning of such Determination Date.

“Net Capital Depreciation” means, for any Determination Date, the excess of the Company Net Asset Value as of the opening of business of the Determination Date, after adding any additional Capital Contributions made as of the beginning of such Determination Date, over the Company Net Asset Value at the close of business of such Determination Date, prior to deducting any capital withdrawals to be effected as of such date or other distributions being made with respect to such Determination Date.

“Other Business” has the meaning set forth in Section 6.08.

“Participating Percentage” means for each Member, a percentage, determined for each Determination Date, based on the amount of aggregate Capital Contributions less aggregate distributions or withdrawals made by such Member as of the opening of business on such Determination Date over the aggregate amount of aggregate Capital Contribution less aggregate distributions or withdrawals made by all Members as of the opening of business on such Determination Date.

“Permitted Transferee” means a Transferee of any Interests in a Permitted Transfer.

“Permitted Transfers” means (a) the Transfer, with or without consideration, of all or any part of the Interests from one Member to another Member; and (b) upon dissolution of a partnership or limited liability company that is a Member, a Transfer constituting a liquidating distribution to the partners of such partnership or the members of such limited liability company. Each Member shall be solely responsible for any and all tax consequences resulting from any Permitted Transfers under this Agreement. Notwithstanding the foregoing, however, a Transfer shall not be deemed to be a Permitted Transfer unless (i) the Transferee of the Interests is already a party to this Agreement or expressly assumes, in writing, all of the obligations of a Member under this Agreement pursuant to the form of Member’s Assent attached hereto as Exhibit B and (ii) the Transferee, if requested by the Manager, provides an opinion of counsel reasonably satisfactory to the Manager that the purported Transfer will not cause a termination of the Company pursuant to Code Section 708, or alternatively, if a termination pursuant to Code Section 708 occurs, such termination does not result in any material adverse consequences to the Company or any Member.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such “Person” where the context so permits.

“Reserves” means funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Manager for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company’s business.

“Resigning Member” has the meaning set forth in Section 6.07.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“Specified Persons” has the meaning set forth in Section 6.08.

“Tax Matters Partner” has the meaning set forth in Section 9.10.

“Transfer” shall include a (a) sale, assignment, pledge, hypothecation, transfer, exchange or other transfer for consideration, or (b) gift, bequest or other transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy), or (c) disposition that encumbers, impairs or otherwise affects the Interests.

“Transferee” shall mean a Person to whom a Member proposes to Transfer all or a portion of its Interests or any separate rights thereunder, or to whom an Interest, or any separate rights thereunder, have been transferred.

“Treasury Regulations” shall include proposed, temporary and final regulations promulgated under the Code.

1.02           General. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE II

FORMATION OF COMPANY

2.01           Formation. The Company has been organized as a Delaware Limited Liability Company by executing and delivering the Certificate of Formation to the Delaware Secretary of State in accordance with and pursuant to the Act.

2.02           Name. The name of the Company is GP Cash Management, LLC.

2.03           Principal Place of Business. The principal place of business of the Company shall be 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661. The Company may locate its places of business and registered office at any other place or places as the Manager may deem advisable.

2.04           Registered Office and Registered Agent. The Company’s initial registered office shall be located at 615 South DuPont Highway, Dover, Delaware 19901, County of Kent and the name of its registered agent shall be National Corporate Research, Ltd. The Manager shall cause to be executed and filed such forms or certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company under the laws of any other states or jurisdictions in which the Company engages in business. Jennifer Durham King is hereby designated as an authorized person within the meaning of the Act to execute, deliver and file the Certificate of Formation and Jennifer Durham King and such other persons as may be designated from time to time by the Manager are hereby designated as authorized persons, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate of Formation and any other certificates and any amendments or restatements thereof necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. All actions taken prior to the date hereof by Jennifer Durham King in connection with the preceding sentence are hereby ratified, confirmed and approved. The registered office and registered agent may be changed by the Manager.

2.05           Term. The duration of the Company commenced on the date of filing of the Certificate of Formation with the Delaware Secretary of State in accordance with the Act and shall continue until the winding up and liquidation of the Company and its business is completed as provided in Article XII.

2.06           Company Interests. Interests may be issued by the Company in such classes (each being referred to herein as a “Class”, with each such Class bearing such rights, obligations, liabilities, privileges, designations and preferences and having different terms (including, without limitation, Investment Fees thereon) as the Manager shall determine in its sole and absolute discretion and as are reflected by the Manager on Schedule A of this Agreement from time to time. In the event any such additional class of Interests are so designated or authorized, the Manager shall be entitled to amend the terms of this Agreement and Schedule A to appropriately reflect the terms thereof without further action of the Members.

ARTICLE III

BUSINESS OF COMPANY

3.01           Business. The primary business of the Company shall be to manage excess cash of each Member not otherwise held by such Member at a commodity trading advisor’s clearing broker for the benefit of such Member and generally to engage in any lawful act or activity for which limited liability companies may be formed under the Act and in any and all activities necessary, advisable, convenient or incidental thereto.

ARTICLE IV

NAMES AND ADDRESSES OF MEMBERS

4.01           Members. The names of the Members, each Member’s initial Capital Contribution and Class of Interests owned by each Member are set forth on Exhibit A, which is attached hereto and made a part hereof by reference. The addresses of the Members are set forth opposite such party’s signature on the signature pages hereto.

ARTICLE V

RIGHTS AND DUTIES OF MANAGER

5.01           Management. The business and affairs of the Company shall be managed solely by Dearborn Capital Management, LLC, as manager (the “Manager”). Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of the Act, the Manager shall have full and complete authority, power and discretion to manage the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, including, without limitation, the power to enter into contracts with third parties (including Affiliates of the Manager) for custodial, banking, accounting, legal, administrative, clearing and consulting services. These services may also be performed by the Manager or its Affiliates at rates which may exceed the lowest rate that might otherwise be available to the Company from an unaffiliated third party. The validity of any transaction, agreement or payment involving the Company and the Manager or any of its Affiliates otherwise permitted by this Agreement shall not be affected by reason of the relationship between the respective Manager and such Affiliate. Unless authorized to do so by this Agreement or by the Manager, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Manager to act as an agent of the Company in accordance with the previous sentence.

5.02           Officers. The Manager may appoint one or more officers who shall have and may exercise all the powers and authority of the Manager in the management of the business, property and affairs of the Company to the extent determined from time to time by the Manager.

5.03           Liability for Certain Acts. The Manager shall not be liable to the Company or any Member or officer for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by him or her arising out of or in connection with this Agreement or the Company’s business or affairs, except any losses, claims, damages or liabilities primarily attributable to the gross negligence, willful misconduct or bad faith by the Manager.

5.04           Action by Written Consent. Pursuant to the Act, any action required or permitted to be taken at any meeting (of the Manager or the Members, as applicable) may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing setting forth the action so taken shall be signed by not less than the minimum number of votes that would be necessary to take such action at a meeting.

5.05           Company Books. The Manager shall maintain and preserve, during the term of the Company, the accounts, books, and other relevant Company documents described in Section 18-305 of the Act.

5.06           Indemnity of the Manager and Others.

  (a)           The Company shall, to the maximum extent permitted under the Act, indemnify and make advances for expenses of the Manager, its officers, employees and other agents from and against any and all claims and demands whatsoever.

  (b)           The Company shall indemnify and hold harmless the Manager, its officers, employees and other agents and their respective Affiliates and such Affiliates’ respective directors, officers, members, stockholders, partners, employees and agents, as the case may be (each an “Indemnified Party”), from and against any Damages suffered or sustained by him or them by reason of any acts, omissions or alleged acts or omissions arising out of his, her or its or any other Person’s activities on behalf of the Company or in furtherance of the interests of the Company; provided, that the acts, omissions or alleged acts or omissions of an Indemnified Party upon which such actual or threatened action, proceeding or claim is based were not performed or omitted fraudulently or in bad faith or as a result of gross negligence, willful misconduct, knowing violation of law or material breach of this Agreement by such Indemnified Party or any other agreement between the Company and such Indemnified Party.

  (c)           Damages (including, without limitation, attorneys’ fees and expenses) incurred by any Indemnified Party in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company under this Section 5.06 or under any other contract or agreement between such Person and the Company. Such Damages incurred by such Person may be so paid upon the receipt of the aforesaid undertaking.

  (d)           The indemnification and advancement of Damages provided by this Section 5.06 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement or otherwise, both as to action in such Person’s capacity and as to action in another capacity, and shall continue as to a Person who has ceased to be a Manager, officer, employees or other agent and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such Person.

5.07           No Exclusive Duty to the Company. The Manager shall not be required to manage the Company as its, his or her sole and exclusive function and it may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived therefrom.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF MEMBERS

6.01           Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law. No Member shall at any time be required to restore a deficit balance in such Member’s Capital Account.

6.02           No Personal Liability. To the fullest extent permitted under the Act or any other applicable law as currently or hereafter in effect, no Member shall have any personal liability whatsoever, whether to the Company or to the creditors of the Company for the debts, obligations, expenses or liabilities of the Company or any of its losses, beyond such Member’s Capital Contribution, no creditor of the Company shall have any right whatsoever to call or to cause the Company to call any additional Capital Contributions and the Company shall have no obligation to any creditor of the Company to call any additional Capital Contributions.

6.03           Company Books. The Company shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal office. Subject to Section 6.04, such books shall be open to inspection by any Member (or its authorized representative) at any time during ordinary business hours upon at least five (5) business days’ prior notice.

6.04           Confidential Information. The Manager has the right to keep confidential from the Members (and their respective agents and attorneys) any Confidential Information for such period of time as the Manager deems reasonable. Furthermore, each Member shall keep confidential and not disclose any information or materials regarding the Company in such Member’s possession (whether or not such information or materials have been designated by the Manager as Confidential Information) except to the extent:

  (a)           disclosure of such information or materials is required by law; provided, that, in the event any Member is required by law to disclose any Confidential Information, such Member shall promptly notify the Manager in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Manager to preserve the confidentiality of such information consistent with applicable law; or

  (b)           the information or materials become publicly known except through the actions or inactions of such Member.

Each Member hereby acknowledges that unauthorized disclosure or use of the Confidential Information could cause irreparable harm and significant injury to the Company that may be difficult to ascertain. Each Member agrees that the Company will have the right to seek and obtain immediate injunctive relief to enforce the obligations under this Section 6.04 in addition to any other rights and remedies it may have.

6.05           Priority and Return of Capital. Except as otherwise provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Capital Appreciation and Net Capital Depreciation or distributions; provided that this Section 6.05 shall not apply to loans which a Member has made to the Company.

6.06           Liability of a Member to the Company. A Member who receives a distribution or the return in whole or in part of its Capital Contribution is liable to the Company only to the extent provided by the Act or this Agreement.

6.07           Resignation of a Member. Unless otherwise approved by the Manager, no Member shall be entitled to resign as a Member. A Member who resigns as Member in accordance with the immediately preceding sentence (a “Resigning Member”), shall not be entitled to receive any distributions in excess of those distributions to which the Resigning Member had received prior to the date that it resigned. Damages for breach of this Section 6.07 shall be monetary damages only (and not specific performance), and such damages may be offset against distributions by the Company to which the Resigning Member would otherwise be entitled.

6.08           Investment Opportunities and Conflicts of Interest. The Members expressly acknowledge and agree that (a) Grant Park and the Manager (the “Specified Persons”) are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company other than through the Company (an “Other Business”), (b) the Specified Persons have and may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company, (c) none of the Specified Persons will be prohibited by virtue of their investments in the Company or their service as a representative of or service to the Company from pursuing and engaging in any such activities, (d) the Members will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Specified Persons, (e) the involvement of the Specified Persons in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company or its Members, and (f) nothing shall prohibit any Specified Person from also being a lender to the Company pursuant to credit agreements approved by the Manager.

ARTICLE VII

MEETINGS OF MEMBERS

7.01           Meetings. Neither regular nor special meetings of the Members shall be required in order to conduct the business and affairs of the Company or to take any action with respect thereto; provided that special meetings of the Members, for any purpose or purposes, may be called by a Manager.

7.02           Place of Meetings. The Manager may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company in the State of Illinois. Any meeting of the Members may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation shall constitute presence in person at the meeting.

7.03           Notice of Meetings. Except as provided in Section 7.04, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) nor more than thirty (30) days before the date of the meeting, either personally, by facsimile, or by overnight courier, by or at the direction of any Manager or Member calling the meeting, to each Member entitled to vote at such meeting.

7.04           Meeting of All Members. If all of the Members shall meet at any time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

7.05           Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 7.05, such determination shall apply to any adjournment thereof.

7.06           Quorum. Grant Park, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Participating Percentages so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice; provided however, that if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Participating Percentages whose absence would cause less than a quorum.

7.07           Manner of Acting. If a quorum is present, the affirmative vote of Grant Park shall constitute an action by all Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate of Formation, or by this Agreement.

7.08           Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

7.09           Action by Members Without a Meeting. Pursuant to the Act, any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by not less than the minimum number of votes of the Members that would be necessary to take such action at a meeting of the Members.

7.10           Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII

CONTRIBUTIONS TO THE COMPANY, CAPITAL ACCOUNTS AND FEES

8.01           Members’ Capital Contributions. Each Member shall contribute such amount in cash as set forth on Exhibit A hereto under the heading “Capital Contribution” as such Member’s initial Capital Contribution.

8.02           Additional Contributions. A Member may make additional Capital Contributions from time to time. A Member may also be requested to make such additional pro rata (based upon the Participating Percentage of such Member as of the date of determination) Capital Contributions in cash, as shall be determined by the Manager, from time to time to be reasonably necessary to meet the expenses and obligations of the Company; provided, however, that no Member shall be required to make such additional Capital Contributions. Except as provided below, to the extent each Member makes the requested pro rata Capital Contribution, such additional Capital Contributions shall not affect the Members’ relative Participating Percentages; provided, however, that no Member shall be required to make any such additional Capital Contributions. If a Member fails to make any such additional Capital Contributions, the relative Participating Percentage of such Member shall be decreased proportionally to the extent not made by any such Member by virtue of the increase in the Company Net Asset Value as the result of any such additional Capital Contributions by the other Members. Any requests for payment of additional Capital Contributions made pursuant to this Section 8.02 shall not be deemed to be or construed to confer upon or give any other Person other than the parties hereto, any rights to such additional Capital Contributions.

8.03           Capital Accounts.

  (a)           A separate Capital Account shall be maintained with respect to the Interests of each Member in the Company in accordance with the following provisions:

  (i)           To each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions and (B) such Member’s Allocable Net Capital Appreciation; and

  (ii)           To each Member’s Capital Account there shall be debited (A) the amount of cash and fair market value of any other property distributed to or withdrawn by such Member pursuant to any provision of this Agreement, (B) such Member’s Allocable Net Capital Depreciation and (C) Investment Fees, if applicable, charged to such Member under Section 8.05.

  (b)           Except as otherwise expressly provided herein, in the event that Interests are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferring Member to the extent it relates to the transferred Interests. The portion of the Capital Account balance that is transferred to a Transferee shall equal the ratio in which the transferred Interests bears to the total Interests held by the transferring Member prior to such Transfer.
  (c)           The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which such Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such Treasury Regulations, the Manager may make such modification, provided that it is not likely to have a material economic effect on any Member. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain the proper proportions of Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

8.04           Withdrawal or Reduction of Members’ Contributions to Capital.

  (a)           Except as provided in this Agreement, a Member shall not receive out of the Company’s property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

  (b)           A Member, irrespective of the nature of its Capital Contribution, has only the right to demand and receive cash in return for its Capital Contribution.

8.05           Investment Fees. The Manager shall allocate the Investment Fees on a monthly basis among the Company Interests or any particular Class of Interests as reflected on Schedule A of this Agreement from time to time. Such Investment Fees shall be charged to the Interests or Class of Interests (and the corresponding Capital Accounts), as the case may be, as of the end of business on the last business day of the calendar month; provided, however, that the Manager shall pro rate such Investment Fees among the respective Interests or Class of Interests, as the case may be, for periods less than a full calendar month in order to properly reflect a fair apportionment of such Investment Fees where the Participating Percentage of a Member associated with an Interest or Class of Interest to which such Investment Fees relate changes by reason of a capital contribution, distribution, withdrawal or otherwise during such calendar month.

8.06           Expenses of the Company. The Company shall be responsible for all expenses incurred by the Company in the ordinary course of its business, including, without limitation, administration fees and expenses, organizational fees, expenses incurred in with any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding and indemnification payments. The Company shall also be obligated to pay all of its extraordinary fees and expenses, if any. Such expenses shall be taken into account in determined the Company Net Asset Value as of each Determination Date.

ARTICLE IX

ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

9.01           Allocations of Net Capital Appreciation and Net Capital Depreciation. Net Capital Appreciation and Net Capital Depreciation shall be allocated among all Members in proportion to their Participating Percentages.

9.02           Income Tax Allocations.

  (a)           For each Fiscal Year, items of income, gain, loss, deduction or credit shall be allocated solely for federal income tax purposes among the Members in a manner, as reasonably determined by the Manager, that reflects equitably amounts credited or debited to each Members’ Capital Account for the current and prior Fiscal Years (or relevant portions thereof). In making such determination, the Manager shall be guided by the rules and principles of Sections 704(b) and 704(c) of the Code and the regulations promulgated thereunder, including without limitation Treasury Regulation Section 1.704-3(c)(3).

                                 (b)            Notwithstanding Section 9.02(a), if a Member withdraws all or a portion of its Capital Account balance from the Company, the Manager in its sole discretion may make a special allocation to the withdrawing Member for federal income tax purposes of items of income, gain, loss or deduction recognized by the Company in such a manner as will reduce the amount, if any, by which the amount of the withdrawal differs from the federal income tax basis of the appropriate portion of such Member’s Interest in the Company before such allocation.

9.03           Distributions and Withdrawals.

  (a)           The Manager shall determine from time to time whether to make any distributions (other than withdrawals by a Member under Section 9.03(b)) to the Members prior to the liquidation of the Company. No Member shall be able to demand or receive property other than cash, except in the Manager’s discretion. The Manager is authorized to withhold from any distribution, or with respect to allocations, and to pay over to any applicable federal, state or local government, any amounts required to be withheld pursuant to applicable law and shall allocate such amounts to those Members with respect to which such amounts were withheld as if such amounts were distributed to those Members.

  (b)           A Member may withdraw all or any portion of its Capital Account (but not below zero) upon notice to the Manager. Any such withdrawals are deemed to be made at the close of business on the day of such withdrawal.

9.04           Limitation upon Distributions and Withdrawals.

  (a)           No distribution, withdrawal or return of Capital Contributions shall be made and paid if, after the distribution or return of Capital Contributions is made either:

  (i)           the Company would be insolvent; or

  (ii)           the net assets of the Company would be less than zero.

  (b)           The Manager may base a determination that a distribution, withdrawal or return of Capital Contributions may be made under Section 9.04(a) in good faith reliance upon a balance sheet and profit and loss statement of the Company represented to be correct by the person having charge of its books of account or certified by an independent public or certified public accountant or firm of accountants to fairly reflect the financial condition of the Company.

9.05           Accounting Principles. The income and loss of the Company for financial reporting purposes shall be determined on a consistent basis using the method of accounting selected by the Manager.

9.06           Interest on and Return of Capital Contributions. Except as provided in this Agreement, no Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution.

9.07           Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

9.08           Accounting Period. The Company’s accounting period shall be its Fiscal Year.

9.09           Returns and Other Elections. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company’s Fiscal Year or upon a Member’s written request. All elections permitted to be made by the Company under federal or state tax laws shall be made by the Manager in its discretion.

9.10           Tax Matters Partner. Grant Park is designated the “Tax Matters Partner” (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to reasonably cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings.

ARTICLE X

TRANSFERABILITY

10.01         Restrictions on Sale of Interests by a Member. Each Member understands and agrees that the Interests may not be sold, transferred or otherwise disposed of without the written consent of the Manager, except for Permitted Transfers.

10.02         Assumption by Successors. Notwithstanding anything contained herein to the contrary, it is expressly agreed that any Transferee (including, without limitation, a Transferee in a Permitted Transfer) which shall acquire all or any part of the Interests in an arm’s length transaction and for value or by reason of any Permitted Transfer or successorship, shall succeed to all of the rights and shall be bound by all of the obligations of and restrictions upon a Member under this Agreement. Contemporaneously with any such Transfer or Permitted Transfer, the Transferee shall expressly assume, in writing, all of the obligations of a Member under this Agreement pursuant to the form of Member’s Assent attached hereto as Exhibit B.

ARTICLE XI

ADDITIONAL MEMBERS

11.01         Admission of Additional Members. Any Person acceptable to the Manager, whether by vote or written consent, may become an additional Member in the Company either by the issuance by the Company of Interests for such consideration as the Manager shall determine, or as a Transferee of a Member’s Interests or portion thereof, subject to the terms and conditions of this Agreement. In addition, no Person shall become a Member without executing the form of Member’s Assent attached hereto as Exhibit B. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

ARTICLE XII

DISSOLUTION AND TERMINATION

12.01         Dissolution. The Company shall be dissolved and commence winding up and liquidation upon the occurrence of any of the following events:

  (a)           the approval of the Manager to dissolve the Company;

  (b)           at the time that there are no Members; or

  (c)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

12.02         Winding Up, Liquidation and Distribution of Assets.

  (a)           Upon dissolution, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

  (b)           If the Company is dissolved and its affairs are to be wound up, the Manager shall:

  (i)           Sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members in kind);

  (ii)           Allocate any Net Capital Appreciation and Net Capital Depreciation to the Members’ Capital Accounts in accordance with Article IX hereof and charge any Investment Fee, if applicable, to the Members’ Capital Accounts in accordance with Section 8.05;

(iii)           Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company); and

  (iv)           Distribute the assets of the Company to the Members to the extent of, and in proportion to, the positive balances in the Capital Accounts of the Members after taking into account all other adjustments thereto for all taxable years, including the year during which such liquidation occurs.

  (c)           Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a negative balance in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

  (d)           Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

  (e)           The Manager shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

  (f)           Upon liquidation of the Company (or any Member’s Interest), liquidating distributions will be paid within sixty (60) days of the end of the taxable year (or, if later, within one hundred twenty (120) days after the date of the liquidation). The Company may offset damages for breach of this Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

  (g)           If any assets of the Company are to be distributed in kind pursuant to Section 12.02(b)(i), such assets shall be deemed to have been sold as of the date of distribution for fair market value as determined by the Manager, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article IX of this Agreement to reflect the gain or loss resulting from such deemed sale.

12.03         Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, a Certificate of Cancellation, as required by the Act, shall be executed in duplicate and filed with the Delaware Secretary of State.

12.04         Effect of Filing of Certificate of Cancellation. Upon the filing of a Certificate of Cancellation with the Delaware Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Manager shall have authority to distribute any Company property discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Company.

12.05         Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of one or more Members, such Member shall have no recourse against any other Member, except as otherwise provided by law.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.01         Notices. Any and all notices or other communications required or permitted to be delivered hereunder shall be deemed properly delivered if (a) delivered personally, upon receipt thereof, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, on the fifth business day following deposit with the mail carrier, (c) if sent by nationally recognized next-day or overnight mail or delivery service, on the next business day following deposit with such carrier, or (d) sent by telecopy, upon receipt thereof, to any party hereto to the address and/or telecopy number set forth opposite such party’s signature on the signature pages hereto, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

13.02         Application of Delaware Law. This Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act excluding any conflict of laws rule or principle that might refer the governance or the construction of this Agreement to the laws of another jurisdiction.

13.03         Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for the partition of the property of the Company.

13.04         Amendments. This Agreement may not be amended except in writing by the affirmative vote of the Manager.

13.05         Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

13.06         Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

13.07         Waivers. The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

13.08         Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

13.09         Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

13.10         Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and assigns.

13.11         Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

13.12         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

13.13         Entire Agreement. This Agreement constitutes the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the subject matter contained herein, whether oral or written.

* * * * *

[SIGNATURE PAGE FOLLOW]

Signature Page to Limited Liability Company Agreement of GP Cash Management, LLC

IN WITNESS WHEREOF, the parties to this Limited Liability Company Agreement have caused their signatures, or the signatures of their duly authorized representatives, and addresses to be set forth below on the day and year first above written.

Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	COMPANY: GP Cash Management, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	MANAGER: Dearborn Capital Management, LLC By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
MEMBERS:
Address: 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	Grant Park Futures Fund Limited Partnership By: Dearborn Capital Management, LLC, its General Partner By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP1, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP3, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President

Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP4, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP5, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP6, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP7, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP8, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP9, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President

Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP10, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President
Address: c/o Dearborn Capital Management, LLC 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 Facsimile:	GP11, LLC By: Dearborn Capital Management, LLC, its Manager By: /s/ David M. Kavanagh Name: David M. Kavanagh Its: President

SCHEDULE A

The Investment Fees allocable to the Class A Member (based on the amount of such Member’s Class A Interest as of each Determination Date) shall be as described in the prospectus of Grant Park Futures Fund Limited Partnership for $200,000,000 Legacy 1 Class Units, $200,000,000 Legacy 2 Class Units, $200,000,000 Global Alternative Markets 1 Class Units, $200,000,000 Global Alternative Markets 2 Class Units and $350,000,000 Global Alternative Markets 3 Class Units, or as specifically determined at any time by Grant Park Futures Fund Limited Partnership and the Manager, as General Partner of Grant Park.

Class B Members will not be subject to Investment Fees.

EXHIBIT A

ClASS A INTERESTS
Member	Initial Capital Contributions

Grant Park Futures Fund Limited Partnership	$________

TOTAL	$________

CLASS B INTERESTS
Member	Initial Capital Contributions
GP1, LLC	$________

GP3, LLC	$________

GP4, LLC	$________

GP5, LLC	$________

GP6, LLC	$________

GP7, LLC	$________

GP8, LLC	$________

GP9, LLC	$________

GP10, LLC	$________

GP11, LLC	$________

TOTAL	$________

A-1

EXHIBIT B

Member’s Assent

The undersigned hereby assents to the Limited Liability Company Agreement of _______________, LLC, a Delaware limited liability company, dated as of _________, _____, (as amended or restated from time to time, the “Agreement”), by and among _______________, LLC and certain parties named therein, and hereby agrees to become a “Member” to the Agreement and be bound by all of the applicable terms and provisions thereof as fully as if the undersigned had been named as an original party in the Agreement.

Executed as of ____________, 20__

Print Name and Address:

[Transferee’s Signature]